Exhibit 10.25
                        SUBLEASE AGREEMENT


                    The parties agree as follows:

Date of this      |
Sublease:         | October 1, 2004
                  |
Parties to this   | Overtenant: 432 Group LLC
Sublease:         | Address for notices: 432 Park Avenue South, New York NY
                  |                      10016
                  |
                  | You, the Undertenant: GK Intelligent Systems Inc.
                  | Address for notices:  432 Park Avenue South, New York, NY
                  |                       10016
                  |
                  | If there are more than one Overtenant or Undertenant, the
                  | words "Overtenant" and "Undertenant" used in this Sublease
                  | includes them.
                  |
Information from  | Landlord: 432 Park Realty LLC
Over-Lease:       | Address for notices: 440 Park Avenue South, New York, NY
                  |                      10016
                  |
                  | Overtenant: 432 Group LLC
                  | Address for notices: 432 Park Avenue South, New York NY
                  |                      10016
                  |
                  | Date of Over-Lease:   June 29, 1999
                  |
                  | Term:  from: February 1, 2004  to: February 28, 2010
                  | A copy of the Over-Lease is attached as an important part
                  | of the Sublease.
                  |
Term:             | 1. One(1) years: One(1) months: beginning: October 1, 2004
                  |    ending October 1, 2005
                  |
Premises rented:  | 2. One (1) office (Office No. 16) as shown on Exhibit "A"
                  |    attached hereto
                  |
Use of premises:  | 3. The premises may be used for administrative office only
                  |
                  |
Rent:             | 4. The yearly rent is $27,000. You the Undertenant, will
                  |    pay this yearly rent to the Overtenant in twelve equal
                  |    monthly payments of $2,250.00.  Payments shall be paid
                  |    in advance on the first day of each month during the
                  |    Term.
                  |
Security:         | 5. The security for the Undertenant's performance is
                  |    $2,250.00.  Overtenant states that Overtenant has
                  |    received it.  Overtenant shall hold the security in
                  |    accordance with Paragraph 32 of the Over-Lease.
                  |
Agreement to lease| 6. Overtenant sublets the premises to you, the Undertenant
and pay rent:     |    for the Term. Overtenant states that it has the
                  |    authority to do so.  You, the Undertenant, agrees to
                  |    pay the Rent and other charges as required in the
                  |    Sublease. You, the Undertenant, agreed to do everything
                  |    required of you in the Sublease.
                  |
Notices:          | 7. All notices in the Sublease shall be sent by certified
                  |    mail, "return receipt requested."
                  |
Subject to:       | 8. The Sublease is subject to the Over-Lease.  It is also
                  |    subject to any agreement in which the Over-Lease is
                  |    subject. You, the Undertenant, state that you have read
                  |    and initialed the Over-Lease and will not violate it in
                  |    any way.
                  |
Overtenant's      | 9. The Over-Lease describes the Landlord's duties.  The
duties            |    Overtenant is not obligated to perform the Landlord's
                  |    duties.  If the Landlord fails to perform, you, the
                  |    Undertenant, must send the Overtenant a notice. Upon
                  |    receipt of the notice, the Overtenant shall then
                  |    promptly notify the Landlord and demand that the Over-
                  |    Lease agreements be carried out.  The Overtenant shall
                  |    continue the demands until the Landlord performs.
                  |
Consent:          |10. If the Landlord's consent to the Sublease is required,
                  |    this must be received within 30 days from the date of
                  |    this Sublease.  If the Landlord's consent is not
                  |    received within this time, the Sublease will be void.
                  |    In such event, all parties are automatically released
                  |    and all payments shall be refunded to you, the
                  |    Undertenant.
                  |
Adopting the      |11. The provisions of the Over-Lease are part of this
Over-Lease and    |    Sublease. All provisions of the Over-Lease applying to
exceptions:       |    the Overtenant are binding on you, the Undertenant,
                  |    except these:
                  |        a) These numbered paragraphs of the Over-Lease
                  |           shall not apply:
                  |
                  |        b) These numbered paragraphs of the Over-Lease are
                  |           changed as follows:
                  |
                  |
                  |

                  |    THIS SUBLEASE IS CONTINUED ON THE
                  |    RIDER WHICH IS ATTACHED HERETO AND
                  |    DEEMED A PART HEREOF.
                  |
                  |
No authority:     |12. You, the Undertenant, have no authority to contact or
                  |    make any agreement with the Landlord about the
                  |    premises or the Over-Lease. You, the Undertenant, may
                  |    not pay rent or other charges to the Landlord, but
                  |    only to the Overtenant.
                  |
Successors:       |13. Unless otherwise stated, the Sublease is binding on all
                  |    parties who lawfully succeed to the rights or take
                  |    the place of the Overtenant or you, the Undertenant.
                  |    Examples are an assign, heir, or a legal representative
                  |    such as an executor or your will or administrator of
                  |    your estate.
                  |
Changes:          |14. This sublease can be changes only by an agreement in
                  |   writing signed by the parties to the Sublease.
                  |
Signatures:       |                       OVERTENANT:
                  |                       432 Group, LLC
                  |                       ------------------------------------
                  |                       By:
                  |                       ------------------------------------
                  |                       You, the UNDERTENANT:
                  |  Witness:             GK Intelligent Systems, Inc.
                  |                       ------------------------------------
                  |                       By:
                  |  ------------------   ------------------------------------


STATE OF                COUNTY OF         ss:
   On                   19 before me personally appeared

to me known and known to me to be the individual(s) described in and who executed this the foregoing Sublease, and duly acknowledged to me that he executed the name.

         RIDER TO SUB-LEASE DATED OCTOBER 1, 2004 BETWEEN
                 432 GROUP LLC, AS OVERTENANT AND
           GK INTELLIGENT SYSTEMS, INC., AS UNDERTENANT

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding provisions of this Sublease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail.

Section 15. Notwithstanding anything to the contrary contained in this Sublease, it is expressly agreed and understood that in the event that Overtenant surrenders possession of the entire demised premises to the Landlord prior to the expiration of the Over-Lease, then and in that event only this sublease may be terminated by Overtenant upon sixty (60) days prior written notice to Undertenant. If Undertenant fails to vacate the premises on a timely basis; i.e., on or before the expiration of the aforesaid sixty (60) day period, then Undertenant shall be liable for the aggregate rent payments due by Overtenant pursuant to the Over-Lease.

Section 16. Undertenant may terminate this Sublease upon ninety (90) days written notice to Overtenant, and provided that upon expiration of such ninety day period Undertenant shall deliver possession of the Premises to Overtenant vacant and in broom clean condition, and otherwise satisfies all of the obligations of the Undertenant under this Sublease, including, without limitation, the payment of rent and additional payments due, then in such event Undertennat shall be released from all further liability and obligation for the remaining term of this Sublease.

Section 17. In addition to payment of base rent as set forth in paragraph 4 of the sublease agreement, Undertenant shall be responsible for payment of the following:

        a)   Long distance facsimile charges;
        b)   Photocopies billed at 0.5 per page;
        c)   Pro rata share of internet access charge.

Section 18. Overtenant shall arrange for receptionist services, which shall include, without limitation, answering Undertenant's telephone during regular business days between the hours of 10:00 a.m. and 6:00 p.m., greeting Undertenant's visitors, and accepting mail and packages on behalf of Undertenant. Notwithstanding the foregoing, a temporary interruption in providing such services, or dissatisfaction with such services, shall not be a basis for a setoff or reduction of rent. Overtenant's shall also have use of the conference rooms, use of the kitchen/pantry, office cleaning services, 24/7 access to offices and use of designated filing cabinets.

Section 19. In the event that: a) the Over-Lease is assigned to a new entity to be formed by Overtenant, and b) such new entity is substantially controlled by Laurence Rudolph; Undertenant agrees that this Sublease shall be deemed assigned to such new entity, provided that such assignment of the Over-Lease does not otherwise modify or alter any of the other provisions of this Sublease.
Section 20: Modifying and supplementing paragraph four (4) of the printed portion of this Sublease, Overtenant shall grant Undertenant a temporary rent credit in the amount of One Thousand One Hundred Twenty Five ($1,125.00) Dollars for the months of October 2004, November 2004 and December 2004, which total temporary rent credit of $3,375.00 shall be payable in equal monthly installments over the immediately subsequent ten (10) months. Accordingly, the monthly rent for January 2005 through October 2005 shall be $2,587.50.

Section 21: Overtenant shall use reasonable efforts to cause Landlord to include the name GK Intelligent Systems, Inc. in the building directory located in the lobby of the building.

Section 22: As an accommodation to Undertenant, Overtenant shall provide for Undertenant's use of one (1) desk and one (1) chair. Undertenant agrees to accept said furniture in "as is" condition.

Section 23: Undertenant shall have an option to extend the term of the sublease for an additional one (1) year commencing November 1, 2005, provided however that the rent for the option period shall be increased in a pro rata share in proportion to the amount of additional rent payable by Overtenant as set forth in paragraph 119 of the Overlease (the "Option Period Rent"). Overtenant shall advise Undertenant in writing of the Option Period Rent no later than August 31, 2005, and Undertenant shall exercise its option in writing no later than September 30, 2005.

Section 24: In the event that Overtenant does not receive from Undertenant the payment of rent, and additional rent, for any particular month by the tenth (10th) day of such month, Undertenant shall pay immediately to Overtenant an amount equal to five percent (5%) of that month's rent together with the unpaid rent, and additional rent, for such month. The aforesaid late payment charge shall be in addition to any and all remedies Overtenant may have under this Sublease or by law.

GK INTELLIGENT SYSTEMS, INC.             432 GROUP LLC


       /s/ Gary Kimmons                         /s/ Greg Goldstein
By:   _____________________________      By: __________________________
       Gary Kimmons                          Frey & Goldstein LLP, Manager
                                             By: Greg R. Goldstein, Partner